SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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TGR FINANCIAL, INC.

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2012 TGR FINANCIAL, INC.

ANNUAL REPORT

The Golden Rule Bank

FIRST

NATIONAL

BANK

OF THE

GULF COAST

2 TGR FINANCIAL, INC. | 2012 ANNUAL REPORT

COMPANY’S REPORT

Three words summarize 2012: Growth, Progress, and Achievement.

GROWTH

The Company’s assets grew by $217 million to an ending balance of $613 million as of December 31, 2012. We take pride in that the vast majority of this growth was achieved organically (rather than through acquisitions). The Company did purchase, from the Federal Deposit Insurance Corporation, certain assets and assumed certain liabilities of the former Royal Palm Bank of Florida in July 2012. Through the acquisition, we purchased approximately $79 million in assets and assumed approximately $78 million in deposits and other liabilities. As a result of the acquisition, we added two additional offices to our footprint. We now serve the North Naples Community with our state of the art Creekside office, and the Marco Island Community is now represented with our Bald Eagle Drive office.

LOAN GROWTH

2009 – 2012

$39 $102 $181 $346

2009 2010 2011 2012

DEPOSIT GROWTH

2009 – 2012

$86 $272 $329 $526

2009 2010 2011 2012

Despite increasing competition, loan growth has been strong. In addition to the $39 million in loans purchased from Royal Palm Bank, net loans outstanding increased $126 million during 2012. Asset quality continues to be our mainstay as the Company reported only 1.44% of total assets as non-performing at year-end, a figure much lower than most of our peers. This figure also includes the nonperforming assets acquired from Royal Palm Bank.

Customer deposits and repurchase agreements grew from $329 million at year-end 2011 to $526 million by year-end 2012. Excluding the $78 million of acquired deposits, this represents a growth rate in excess of 36%. Market loyalty continues to reward the company, as existing customers remain our best source of referrals. We remain committed to our founding principle of providing superior customer service!

TGR FINANCIAL, INC. | 2012 ANNUAL REPORT 3

PROGRESS

Banking has fundamentally changed over the past decade; these fundamental changes are experienced most radically in methods of delivery. Customers no longer visit banks on a regular basis. They are demanding more online solutions and mobile access.

We have responded to these increasing demands through the implementation of our new Creekside Office. This office reflects the latest technological features. Here, we offer “cash assist machines” rather than traditional teller lines, similar in nature to automated teller machines. The café-style environment is equipped with touch screens, enabling our branch staff to serve as instructors to our customers. Because of our customers’ extensive use of technology, the Creekside office offers various types of educational opportunities to customers who are new to internet banking solutions, on-line bill pay or other web-based solutions.

As we continue to expand our presence throughout various markets, we view the Creekside Office as the office of the future. We are uniquely positioned to serve customers in a technologically progressive way, while maintaining our commitment to personal banking.

4 TGR FINANCIAL, INC. | 2012 ANNUAL REPORT

ACHIEVEMENT

The Bank reached core profitability in June 2012, and we have sustained earnings since that time. Our net interest margin increased from 2.90% at year-end 2011 to 3.14% at year-end 2012, contributing over $6 million in additional core revenue year over year.

2012 HIGHLIGHTS:

March 31, 2012 Total assets reach $460 million.

June 30, 2012 Total assets reach $504 million; the bank reaches core profitability.

July 20, 2012 First National Bank of the Gulf Coast acquires the former Royal Palm Bank of Florida from the FDIC.

September 13, 2012 The Office of the Comptroller of the Currency terminates its operating agreement with First National Bank of the Gulf Coast, allowing the Bank to expand outside of its initial footprint of Collier, Lee and Charlotte Counties.

September 30, 2012 Total assets reach $568 million.

October 10, 2012 First National Bank of the Gulf Coast reorganizes as a subsidiary of TGR Financial, Inc.

December 20, 2012 First National Bank of the Gulf Coast opens its Creekside Office, a technologically progressive branch of the Bank.

December 31, 2012 Total assets reach $613 million.

NET INCOME

IN THOUSANDS

Our net income improved greatly from 2011 to 2012. We consider attaining and recurring core profitability in 2012 our greatest achievement.

1000

0

-1000

-2000

-3000

-4000

-5000

-6000

2009 2010 2011 2012

TGR FINANCIAL, INC. | 2012 ANNUAL REPORT 5

TGR FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED AS OF DECEMBER 31			
(dollars in thousands)	2012	2011	2010	2009
INTEREST INCOME:				
Loans	$13,960	$7,417	$4,374	$415
Investment securities	4,340	4,097	3,945	192
Interest bearing balances due from banks	165	319	239	20
Total interest income	18,465	11,833	8,558	627
INTEREST EXPENSE:				
Deposits	2,924	2,406	3,129	159
Repurchase agreements	177	131	33	-
Short term borrowings	6	-	-	-
Long term borrowings	45	-	-	-
Total interest expense	3,152	2,537	3,162	159
Net interest income	15,313	9,296	5,396	468
Provision for loan losses	2,302	2,726	1,764	211
Net interest income after provision for loan losses	13,011	6,570	3,632	257
NON-INTEREST INCOME:				
Service charges and fees on deposit accounts	433	317	190	11
Title and closing services revenue	248	229	138	15
Gain on loans held for sale	9	47	85	14
Gain on sale of other real estate owned	10	-	-	-
Gains on sale of securities, net	2,009	607	1,448	-
Bargain purchase gain	724	-	-	-
Other non-interest income	115	78	27	1
	3,548	1,278	1,888	41
NON-INTEREST EXPENSE:				
Salaries and employee benefits	8,808	6,879	6,297	1,259
Occupancy and equipment	2,689	2,560	2,367	390
Professional fees	488	790	348	25
Data processing	495	399	189	28
Advertising, marketing, and business development	296	302	311	57
FDIC and OCC assessments	566	431	402	28
Merger and acquisition related expense	720	1,269	-	-
Reorganization related expense	802	-	-	2,643
Other non-interest expense	1,535	1,151	1,002	167
	16,399	13,781	10,916	4,597
Income/(loss) before income taxes	160	(5,933)	(5,396)	(4,299)
Provision for income taxes	-	-	-	-
Net income/(loss)	$160	$(5,933)	$(5,396)	$(4,299)

*A bargain purchase gain was recorded in connection with the Royal Palm Bank acquisition. One time charges for 2012 include costs associated with the Royal Palm Bank acquisition and holding company reorganization. One time charges for 2011 were related to a branch closing that included settlement on a long term office lease.

6 TGR FINANCIAL, INC. | 2012 ANNUAL REPORT

FINANCIAL HIGHLIGHTS

TGR FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands) FOR THE YEARS ENDED AS OF DECEMBER 31

2012 2011 2010 2009

ASSETS:

Cash and due from banks $12,735 $9,950 $5,136 $2,565

Interest earning balances due from banks 32,928 45,550 22,960 21,255

Total cash and cash equivalents 45,663 55,500 28,096 23,820

Securities available-for-sale 188,636 130,649 140,249 33,207

Federal Reserve Bank stock 1,991 1,922 994 1,135

Federal Home Loan Bank stock 1,448 449 183 76

Loans, net of allowance for loan losses 346,554 181,399 102,581 39,142

Premises and equipment, net 18,483 18,544 19,623 18,416

Other real estate owned, net 2,685 799 - -

Accrued interest receivable 1,777 1,085 1,097 408

Goodwill and other intangibles 5,283 5,196 5,203 5,210

Other assets 540 512 1,241 646

Total assets $613,060 $396,055 $299,267 $122,060

LIABILITIES AND STOCKHOLDERS’ EQUITY: LIABILITIES:

Noninterest-bearing demand deposits $49,263 $23,151 $17,158 $11,841

Interest-bearing liabilities:

Money market 146,805 90,649 39,449 38,272

NOW 65,858 74,356 140,289 4,895

Savings 63,785 33,218 14,476 6,400

Certificates of deposit $100,000 or more 110,263 55,086 20,969 12,231

Certificates of deposit under $100,000 33,263 14,093 14,449 12,690

Total deposits 469,237 290,553 246,790 86,329

Securities sold under agreements to repurchase 57,206 38,580 25,766 -

Long term borrowings 16,000 - - -

Total borrowings 73,206 38,580 25,766 -

Other liabilities 2,875 2,168 581 718

Total liabilities 545,318 331,301 273,137 87,047

STOCKHOLDERS’ EQUITY:

Common stock, $1 par value 14,333 14,060 5,310 5,310

Preferred stock, $1 par value 127 - - -

Additional paid -in capital 75,614 74,014 43,037 43,035

Accumulated deficit (24,274) (24,434) (18,501) (13,105)

Accumulated other comprehensive income (loss) 1,942 1,114 (3,716) (227)

Total stockholders’ equity 67,742 64,754 26,130 35,013

Total liabilities and stockholders’ equity $613,060 $396,055 $299,267 $122,060

TGR FINANCIAL, INC. | 2012 ANNUAL REPORT 7

LEADERSHIP

TGR FINANCIAL, INC. BOARD OF DIRECTORS

Thomas G. Brewer
Christopher C. Casciato
Adam D. Compton
Robert M. Feerick
John J. Guinee
Michael J. Kerschner
Dianne G. Krumsee
James S. Lindsay
Edward J. Mace
Judy R. Miller
Garrett S. Richter
Gary L. Tice
Robert I. Usdan

FIRST NATIONAL BANK OF THE GULF COAST BOARD OF DIRECTORS

Christopher C. Casciato
Adam D. Compton
Edgar E. Davis
Jeffrey D. Davis
Michael J. Kerschner
Edward J. Mace
Donald W. Major
John B. McWilliams
Thomas F. O'Reilly
Calvin J. Pratt
Garrett S. Richter
Joseph C. Smallwood, Jr.
J. Nathan Stout
Gary L. Tice
Timothy S. Weidle
Robert T. Zellers

FIRST NATIONAL BANK OF THE GULF COAST EXECUTIVE MANAGEMENT TEAM

Gary L. Tice
CHAIRMAN & CHIEF EXECUTIVE OFFICER

Garrett S. Richter
PRESIDENT

Robert Reichert
CHIEF ADMINISTRATIVE OFFICER

C.C. Coghill
CHIEF CREDIT OFFICER

Peter Setaro
CHIEF INFORMATION OFFICER

Jody Hudgins
DEPUTY CHIEF CREDIT OFFICER

Brian Keenan
REGIONAL PRESIDENT,
WEST CENTRAL FLORIDA

Ron Rucker
SENIOR LOAN OFFICER

Ron Orr
CHIEF RISK OFFICER

SHAREHOLDERS' MEETING

Please join us for our Annual Shareholders' Meeting
on Monday, May 20, 2013 - 6:00 P.M.

at the Ritz-Carlton Golf Resort
2600 Tiburon Drive, Naples, Florida.

Cocktails and hors d'oeuvres will be served.

Please RSVP by Monday, May 13
Anna Snyder at annasnyder@fnbofgc.com or (239) 325-3846

The Golden Rule Company

TGR

FINANCIAL, INC.

CORPORATE HEADQUARTERS

3560 Kraft Road Naples, Florida 34105 877-763-0244

The Golden Rule Bank

FIRST

NATIONAL

BANK OF THE GULF COAST

PINE RIDGE OFFICE ANCHOR RODE OFFICE CREEKSIDE OFFICE MARCO ISLAND OFFICE

3580 Pine Ridge Road 811 Anchor Rode Drive 1280 Creekside Street #104 690 Bald Eagle Drive

Naples, Florida 34109 Naples, Florida 34103 Naples, Florida 34108 Marco Island, Florida 34145

239-348-8000 239-649-6000 239-593-5522 239-642-1166

Member

FDIC

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The Golden Rule Company

TGR

FINANCIAL, INC.